CONSENT OF I/PRO



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1, as amended, of our name and reports, relating to visitor and listener traffic for NetRadio Corporation which appear in such Prospectus.

I/PRO, Internet Profiles Corporation
September 14, 1999




/s/ Deborah McWhinney
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Deborah McWhinney
President